Exhibit 23.1



  ACKNOWLEDGMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We acknowledge the incorporation by reference in this Registration Statement On Form S-8 of our report dated February 18, 2002 on our review of the interim quarterly financial statements of Golden Chief Resources, Inc. as of and for the quarter ended December 31, 2001, as this report was included in the filing with the Securities and Exchange Commission on FORM 10-QSB for the quarter ended December 31, 2001.


SIGNED

/s/ Robert Early & Company
Robert Early & Company, P.C.
February 19, 2002